UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2006

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32007	52-2407114
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Church Street New Haven, Connecticut	06510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 787-1111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Employment Agreement. NewAlliance Bank entered into an Amended and Restated Employment Agreement with Brian S. Arsenault, our Executive Vice President - Corporate Communications and Investor Relations, to reflect his new title and additional role of directing the marketing efforts of NewAlliance Bank. Mr. Arsenault’s annual base salary was increased to $229,000. The other terms of his Agreement are substantially the same as his prior Amended and Restated Employment Agreement, filed as Exhibit 10.7.6 to the Company's Form 8-K filed on January 6, 2006.

Employment Agreement. NewAlliance Bank entered into a two-year employment agreement with Koon-Ping Chan in connection with his promotion to Executive Vice President - Chief Risk Officer. The other material terms and conditions of Mr. Chan’s employment agreement are consistent with the terms and conditions of the employment agreements that we have entered into with our other executive vice presidents, which are filed as Exhibits to the Company's Form 8-K filed on January 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

June 30, 2006	By: /s/ Merrill B. Blanksteen____________________________
Merrill B. Blanksteen
Executive Vice President and
Chief Financial Officer